CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Point.360 (formerly New 360) and its subsidiaries of our report dated September 24, 2010, relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Point.360 and its subsidiaries for the year ended June 30, 2010.

SingerLewak LLP
Los Angeles, California
February 15, 2011